UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
SUCAMPO PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	13-3929237
(State of Incorporation or Organization)	(IRS Employer Identification No.)

4520 East-West Highway,	20814
Suite 300
Bethesda, Maryland
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the	If this form relates to the
registration of a class of securities	registration of a class of securities
pursuant to Section 12(b) of the	pursuant to Section 12(g) of the
Exchange Act and is effective	Exchange Act and is effective
pursuant to General Instruction	pursuant to General Instruction
A.(c), please check the following	A.(d), please check the following
box. ☑	box. ☐
Securities Act registration statement file number to which this form relates: 333-135133
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A common stock, $0.01 par value per share	The NASDAQ Global Market
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
Information with respect to the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Registrant is incorporated by reference to the section captioned “Description of Capital Stock” in Amendment No. 8 to the Registrant’s registration statement on Form S-l (No. 333-135133) as filed with the Securities and Exchange Commission on July 17, 2007, any amendments to such registration statement filed subsequently thereto, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with such registration statement.
Item 2. Exhibits.
Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Global Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.
SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SUCAMPO PHARMACEUTICALS, INC.
Date: July 18, 2007	By:	/s/ Kei S. Tolliver
Kei S. Tolliver
Vice President of Business Development and Company Operations and Secretary